Exhibit 1.1

Execution Version

Cactus, Inc.

8,500,000 Shares

Class A Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
March 19, 2019

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
           As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

Certain stockholders of Cactus, Inc., a corporation organized under the laws of Delaware (the “Company”), named in Schedule I hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of Class A common stock, $0.01 par value (“Class A Common Stock”), of the Company set forth in Schedule I hereto (said shares to be sold by the Selling Stockholders collectively being hereinafter called the “Securities”).  The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

Prior to the Closing Date (as defined below), in connection with the sale of the Securities, the Company, Cactus Wellhead, LLC, a Delaware limited liability company (“Cactus LLC”), Cactus WH Enterprises, LLC, a Delaware limited liability company, and the Selling Stockholders entered into a closing steps agreement (the “Closing Steps Agreement”), pursuant to which certain transactions will occur on or before the Closing Date (as hereinafter defined).

As used in this Agreement, the “Registration Statement” means the Company’s automatic shelf registration statement, as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), on Form S-3 (file number 333-230328), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430A, 430B or 430C under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities; the “Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto (including any documents incorporated or deemed to be incorporated by reference therein) relating to the Securities included in such registration statement or filed with the SEC pursuant to Rule 424(b) under the Securities Act; and the “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and the prospectus supplement thereto (including any documents incorporated or deemed to be incorporated by reference therein) relating to the Securities that is first filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the information included in Schedule III hereto, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule IV hereto, and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

Cactus Wellhead Australia Pty, Ltd and Cactus Wellhead (Suzhou) Pressure Control Co., Ltd. (“Cactus Suzhou”) are collectively referred to herein as the “Operating Subsidiaries.”  The Company and Cactus LLC are collectively referred to herein as the “Cactus Parties.” The

Company, Cactus LLC and the Operating Subsidiaries are collectively referred to herein as the “Cactus Entities.”

1.                                      Representations and Warranties of the Cactus Parties.  The Cactus Parties represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)                                             The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC the Registration Statement, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Company may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Company has not received from the SEC any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form and the Issuer has not otherwise ceased to be eligible to use the automatic shelf registration form.

(b)                                             (i) On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in Section 4 hereof), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Cactus Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with (i) information furnished in writing to the Company by or on behalf of any Underwriter through any Representative specifically for inclusion in the Registration

Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof (“Underwriter Information”) or (ii) the information furnished in writing to the Company by or on behalf of a Selling Stockholder specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by a Selling Stockholder consists of the information described as such in Section 2(h) hereof (“Selling Stockholder Information”).

(ii) The documents incorporated by reference in each of the Registration Statement and the Disclosure Package, when they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Disclosure Package, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                              (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication (as defined herein), when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with Underwriter Information or Selling Stockholder Information.

(d)                                             (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(e)                                              (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                               From the time of the filing of the Registration Statement with the SEC (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(g)                                              The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives and their respective affiliates, on behalf of the Underwriters, have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule V hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(h)                                             No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information or Selling Stockholder Information.

(i)                                                 Each of the Cactus Entities (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, proprietary limited company or limited company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (ii) has all necessary corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of (iii), to the extent that the failure to be so registered or qualified or be in good standing (A) would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (B) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Cactus Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); and further, except, in the case of (iii), with respect to the Company under the laws of State of Texas.

(j)                                                On the Closing Date, the Company will be the sole managing member of Cactus LLC and will own 46,346,984 units representing membership interests in Cactus LLC (the “CW Units”); such managing member interest and CW Units will be duly authorized and validly issued in accordance with the First Amended and Restated Limited Liability Operating Company Agreement of Cactus LLC, dated January 29, 2018 and effective as of February 12, 2018 (the “Cactus LLC Agreement”), and will be fully paid (to the extent required under the Cactus LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act); and such CW Units will be owned by the Company free and clear of liens, encumbrances, security interests, charges or claims (“Liens”), except (i) Liens arising under the Credit Agreement, dated August 21, 2018, among Cactus LLC, JPMorgan Chase Bank, N.A., as administrative agent, issuing bank, swingline lender, sole bookrunner and sole lead arranger and the lenders named therein as parties thereto (the “Credit Facility”) and (B) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(k)                                 Cactus LLC owns directly 100% of the outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock have been duly authorized and validly issued, fully paid (to the extent required under their applicable organizational documents) and nonassessable; and such shares of capital stock are owned by Cactus LLC, free and clear of all Liens, except (A) Liens arising under the Credit Facility and (B) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(l)                                     The statements included or incorporated by reference in the Disclosure Package and the Prospectus under the headings “Certain Relationships and Related Transactions, and Director Independence—Cactus Wellhead LLC Agreement,” “—Tax Receivable Agreement,” “—Registration Rights Agreement,” “—Stockholders’ Agreement,” “Description of Capital Stock,” “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and “Underwriting” insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents or descriptions of the Class A Common Stock, the Class B common stock of the Company, par value $0.01 per share (“Class B Common Stock”), and the CW Units, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings, contracts and other documents in all material respects.

(m)                                         This Agreement has been duly authorized, executed and delivered by each of the Cactus Parties.

(n)                                             The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)                                             No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Cactus Entities is required in connection with (i) the offering and sale by the Selling Stockholders of the

Securities, (ii) the execution, delivery and performance of this Agreement and the Closing Steps Agreement by the Cactus Parties, and (iii) the consummation by the applicable Cactus Parties of the transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act, the Exchange Act, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, (B) such that have been, or on or prior to the Closing Date will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                                             None of the issuance and sale of the Securities, the execution, delivery and performance of this Agreement, the Closing Steps Agreement or the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Cactus Entities pursuant to, (i) the charter, certificate or articles of incorporation or formation, as applicable, or by-laws or limited liability company agreement or other operating agreement, as applicable, of the Cactus Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Cactus Entities is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Cactus Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Cactus Entities or any of its or their properties except, with respect to clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(q)                                             The Closing Steps Agreement has been duly authorized and, on or prior to the Closing Date, will have been duly executed and delivered by the Cactus Parties, and assuming the due authorization, execution and delivery by the other parties thereto, the Closing Steps Agreement is, or will be at the Closing Date, a valid and binding obligation of the Cactus Parties enforceable against each of the Cactus Parties in accordance with its terms, except that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(r)                                                Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.  The holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.

(s)                                               At the Closing Date, the Securities will have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this

Agreement, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Class A Common Stock contained in the Disclosure Package and the Prospectus.

(t)                                                The financial statements (including the related notes and any supporting schedules) and other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial data under the caption “Summary—Summary Historical Financial Data” contained in the Registration Statement, the Disclosure Package and the Prospectus and the selected historical financial data incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Selected Financial Data” fairly present, in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein. Any statistical and market-related data included in the Registration Statement, Disclosure Package and the Prospectus are based on or derived from sources that the Cactus Parties believe to be reliable and accurate in all material respects.

(u)                                             No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Cactus Entities or their property is pending or, to the knowledge of the Cactus Parties, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(v)                                             Each of the Cactus Entities owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(w)                                           None of the Cactus Entities is in violation or default of (i) any provision of its charter or certificate or articles of incorporation or formation, as applicable, or bylaws, limited liability company agreement or other operating agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Cactus Entities or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(x)                                             PricewaterhouseCoopers LLP, who have certified certain financial statements of (i) the Company and (ii) Cactus LLC and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Cactus Parties within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(y)                                             Each of the Company and Cactus LLC has filed all tax returns that are required to be filed, taking into account valid extensions of time to file (except (i) in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid thereon, except (i) for any such assessment, fine or penalty that is currently being contested in good faith (with proper reserves established in accordance with GAAP) or as would not reasonably be expected to have a Material Adverse Effect, or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)                                              No labor problem or dispute with the employees of the Cactus Entities exists or, to the Company’s knowledge, is threatened or imminent, and none of the Cactus Parties is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment thereto).

(aa)                          Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Cactus Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and customs bonds insuring the Cactus Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Cactus Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims that individually or in the aggregate are reasonably expected to have a Material Adverse Effect against the Cactus Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Cactus Entities has been refused any insurance coverage sought or applied for; and none of the Cactus Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)                                      Neither Cactus LLC nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Cactus Parties, as applicable, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Cactus Parties, as applicable, any loans or advances to such subsidiary from the Cactus Parties, as applicable, or from transferring any of such subsidiary’s property or assets to the Cactus Parties, as applicable, or any other subsidiary of the Cactus Parties, as applicable, except (i) as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and (ii) for those prohibitions arising under the Credit Facility.

(cc)                                        The Cactus Entities possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for such failure to possess as would not reasonably be expected to have a Material Adverse Effect, and none of the Cactus Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)                                      The Cactus Entities, considered together as one entity, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as described in the Registration Statement, the Disclosure Package and the Prospectus, the Cactus Entities’ internal controls over financial reporting are effective and the Company is not aware of any material weakness in their internal controls over financial reporting.

(ee)                                        To the extent required by Rule 13a-15(f) under the Exchange Act and the rules and regulations promulgated thereunder, the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e)) that comply with the requirements of the Exchange Act; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(ff)                                          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg)                                        The Cactus Parties and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, codes or rules of common law or any judicial or administrative interpretation thereof having the force and effect of law, including any judicial or administrative order, consent decree or judgment, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are not the subject of any pending or threatened administrative, regulatory or judicial actions, suits, demands or, demand letters, claims in writing, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws, and (iv) do not have any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, none of the Cactus Entities (i) have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended or (ii) are subject to any pending proceeding pursuant to any Environmental Laws in which any foreign, federal, state or local governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, nor do the Cactus Parties have knowledge that any such proceeding is contemplated.

(hh)                                      In the ordinary course of its business, the Cactus Entities periodically review the effect of Environmental Laws on their business, operations and properties, as applicable, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company and Cactus LLC have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ii)                                              Each Plan as to which a member of the Cactus Entities is the plan sponsor is in compliance in all material respects with the applicable provisions of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the United States Internal Revenue code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each such Plan has been established and administered in all material respects in accordance with its terms. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization; (ii) a “reportable event” (within the meaning of Section 4043(c) of ERISA) with respect to any Plan for which the Company, Cactus LLC or any of their respective subsidiaries is the plan sponsor, except as would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Cactus Entities that would reasonably be expected to have a Material Adverse Effect; (iv) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Cactus Entities that would reasonably be expected to have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Cactus Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Cactus Entities, in each case to the extent applicable; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of FASB ASC 715) of the Cactus Entities compared to the amount of such obligations in the most recently completed fiscal year of the Cactus Entities, in each case to the extent applicable; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Cactus Entities related to their employment that would reasonably be expected to have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a “plan” (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Cactus Entities has or could reasonably be expected to have any liability.

(jj)                                            There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company.

(kk)                                      None of the Company or any of the subsidiaries nor, to the knowledge of the Company or Cactus LLC, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the subsidiaries is aware of or has taken, or will take, any action, directly or indirectly that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and the subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith and with the representations and warranties contained herein.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Cactus LLC or any of their respective subsidiaries with respect to the Foreign Corrupt Practices Act of 1977 or any similar applicable law of any other relevant jurisdiction is pending or, to the best knowledge of the Company and Cactus LLC, threatened.  No part of the proceeds of the Offering contemplated hereby will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ll)                                              The operations of the Company and the subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and Cactus LLC, threatened.

(mm)                              Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority in a jurisdiction in which the Company or its subsidiaries operate (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each such country, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(nn)                                      Neither the Company nor any of its subsidiaries has engaged in any unauthorized dealings or transactions with or for the benefit of a Sanctioned Person, or a Sanctioned Country, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, nor any of its subsidiaries, with respect to Sanctions is pending or, to the best knowledge of the Company is threatened.

(oo)                                      Except for the Company’s ownership, directly or indirectly, of the limited liability company interests in Cactus LLC and each of the Operating Subsidiaries,

the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act.

(pp)                                      The Cactus Entities own, possess, license or have other rights to use, in all material respects, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the business of the Cactus Entities as now conducted or as proposed in the Registration Statement, the Disclosure Package and Prospectus to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Cactus Entities could reasonably be expected to have a Material Adverse Effect.

(qq)                                      The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Any certificate signed by any officer of any of the Cactus Parties, as applicable, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Cactus Party, as applicable, as to matters covered thereby, to each Underwriter.

2.                                      Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each Underwriter and the Company as set forth below in this Section 2:

(a)                                             Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Cactus Parties and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Securities.

(b)                                             On the Closing Date, such Selling Stockholder will have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder on such Closing Date free and clear of all Liens.  Upon (i) payment for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, (ii) delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless such Securities are already in possession of Cede or such nominee), (iii) registration of such Securities in the name of DTC, Cede or such other nominee (unless such registration has already occurred) and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Securities have been credited to the Underwriters’ respective securities accounts, (A) DTC will acquire good and marketable title to the Securities free and clear of all Liens; (B) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”) (assuming DTC does not have notice of any adverse claim with respect to such Securities); (C) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities; and (D) an action based on an “adverse claim” (as defined in Section 8-102 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are purchasing such Securities without notice of any adverse claim). For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(c)                                              Such Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and to perform its obligations hereunder.

(d)                                             This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and, if the Selling Stockholder is an entity, duly authorized.

(e)                                              The Closing Steps Agreement has been duly authorized (if the Selling Stockholder is an entity) and, on or prior to the Closing Date, will have been duly executed and delivered by such Selling Stockholder, and assuming the due authorization, execution and delivery by the other parties thereto, the Closing Steps Agreement is, or will be at the Closing Date, a valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(f)                                               The execution, delivery and performance of this Agreement and the Closing Steps Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby will not result in a (i) breach or violation of such Selling Stockholder’s certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement or similar organization documents; (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is bound or to which any of the property or assets of such Selling

Stockholder is subject; or (iii) violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to impair in any material respect the ability of such Selling Stockholder to perform its obligations under this Agreement.

(g)                                              No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with (i) the offering and sale by the Selling Stockholders of the Securities, (ii) the execution, delivery and performance of this Agreement and the Closing Steps Agreement by such Selling Stockholder and (iii) the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act, the Exchange Act, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of FINRA in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, (B) such that have been, or on or prior to the Closing Date will be, obtained or made, and (C) such that, if not obtained, would not reasonably be expected to impair in any material respect the ability of such Selling Stockholder to perform its obligations under this Agreement.

(h)                                             In respect of any statements in or omissions from the Registration Statement, Prospectus, Disclosure Package or any Issuer Free Writing Prospectus identified in Schedule IV hereto, or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties relating to material misstatements or omissions in the documents referred to in paragraphs (b), (c) and (h) of Section 1 hereto to each of the Underwriters as the Cactus Parties make under such Section; it being understood and agreed that the foregoing applies only to such information furnished by a Selling Stockholder to the Company, which consists of (i) the legal name, address and the number of Securities owned by the Selling Stockholder and (ii) the other information with respect to the Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholders.”

(i)                                                 Such Selling Stockholder is not prompted to sell Securities by any information concerning the Company that is not set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(j)                                                Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the Securities.

(k)                                             Such Selling Stockholder has not (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone to engage in Testing-the-Waters Communications in connection with the transaction contemplated by this Agreement.

(l)                                                 Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

Any certificate signed by a Selling Stockholder (or any officer thereof) and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.                                      Purchase and Sale.

(a)                                             Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $35.93 per share, the number of Securities set forth opposite the name of such Underwriter in Schedule II hereto.

4.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 21, 2019, or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

5.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

6.                                      Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)                                             Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                             If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                              If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                             As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)                                              The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)                                               The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                              The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, provided, however, that the Company may (i) grant and award or issue and sell Class A Common Stock, restricted stock, restricted stock units and/or other awards contemplated pursuant to any employee stock option plan or other employee compensation or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) may issue Class A Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8, (iv) offer, issue and sell shares of Class A Common Stock or any securities convertible into, or exercisable or exchangeable for, Class A Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) and (v) comply with any requests made in accordance with the provisions of the Cactus LLC Agreement by holders of CW Units (other than the executive officers and directors of the Company, Cadent and the other Selling

Stockholders) to redeem or purchase CW Units (together with the same number of shares of Class B Common Stock) for an equal number of shares of Class A Common Stock; provided, however, that in the case of this clause (iv), (x) any such offer, issuance or sale shall not exceed 5% of the outstanding shares of Class A Common Stock on an as converted basis and (y) any recipient of such securities shall execute and deliver to the Representatives a lock-up letter described in Section 8(m)8(m) hereof. Notwithstanding the foregoing, the provisions of this Section 6(g) shall not apply to or prohibit: (A) the sale of shares of Class A Common Stock by the Company to the Underwriters pursuant to this Agreement or (B) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to stockholders of the Company; provided, however, that in the case of this clause (B) each distributee shall execute and deliver to the Representatives a lock-up letter described in Section 8(m)8(m) hereof.

(h)                                             The Company will not take, directly or indirectly, any action designed to or that might constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)                                                 The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (the “NYSE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification not to exceed $10,000); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings not to exceed $25,000); (viii) the investor presentations on any “road show” or any Testing-the-Waters Communication undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft used in connection with the roadshow or any Testing the Waters Communications; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the

Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder. Notwithstanding anything contained herein to the contrary, the provisions of this section shall not affect any agreement that the Company and the Selling Stockholders may have with respect to the sharing of such costs and expenses. It is understood, however, that, except as provided in this Section 6(i)6(k) and Sections 9 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(j)                                                The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(k)                                             The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 60-day restricted period referred to in Section 6(g) hereof.

(l)                                                 If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or  omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(m)                                         The Company will use its reasonable best efforts to ensure it is in good standing under the laws of the State of Texas prior to the Closing Date or as soon as practicable thereafter.

7.                                      Agreements of the Selling Stockholders.  Each Selling Stockholder agrees with the several Underwriters that:

(a)                                             Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b)                                             Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Selling Stockholder Information in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto.

(c)                                              Such Selling Stockholder will not, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise). No part of the proceeds of such Selling Stockholder received in the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as amended, as may be amended, or similar applicable law of any other relevant jurisdiction.

(d)                                             Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e)                                              Such Selling Stockholder will comply with the agreement contained in Section 6(j) hereof.

(f)                                               Such Selling Stockholder shall deliver to the Representatives prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(g)                                              The Selling Stockholder will furnish to the Underwriters, prior to the Closing Date, a lock-up letter described in Section 8(m) hereof.

(h)                                             The Selling Stockholder agrees to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

8.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Cactus Parties and the Selling Stockholders contained herein as of the Execution Time and the Closing Date pursuant to Section 4 hereof, to the accuracy of the statements of the Cactus Parties and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)                                             The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                             The Company shall have requested and caused Baker Botts L.L.P., counsel for the Cactus Parties, and King & Wood Mallesons, special Chinese counsel to the Cactus Parties, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, substantially in the forms attached as Exhibit B and Exhibit C hereto, respectively.

(c)                                              Cadent shall have requested and caused Dubois, Bryant & Campbell LLP, counsel for such Selling Stockholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially in the form attached as Exhibit D-1 hereto.

(d)                                             The Selling Stockholders (other than Cadent) shall have requested and caused Baker Botts L.L.P., counsel for such Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially in the form attached as Exhibit D-2 hereto.

(e)                                              The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                               The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)                                              Each Selling Stockholder shall have furnished to the Representatives a certificate, signed on behalf of such Selling Stockholder, dated the Closing Date, to the effect that the signer(s) of such certificate have carefully examined the Selling Stockholder Information in the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(h)                                             The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and covering the financial statements of the Cactus Parties and certain other financial information included in the Preliminary Prospectus and the Prospectus and other customary matters.

(i)                                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Cactus Entities taken as a whole, in each case, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(j)                                                Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)                                             Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)                                                 The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m)                                         At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each Selling Stockholder and each person listed in Schedule VI addressed to the Representatives.

(n)                                             At the Execution Time and at the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request, including a certificate of the Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit E.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Vinson & Elkins LLP, counsel for the Underwriters, at 666 Fifth Ave., 26th Floor, New York, NY 10103.

9.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof (other than termination resulting from the occurrence of any of the events set forth in clauses (i)(B), (ii), (iii) or (iv) of Section 12), or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the

Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.  If the Company is required to make any payments to the Underwriters under this Section 9 solely because of a Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 8, then such Selling Stockholder shall reimburse the Company on demand for all amounts so paid or to be paid, and to the extent such payments are required to be made to the Underwriters as a result of more than one Selling Stockholder’s refusal, inability or failure to satisfy any such condition then such Selling Stockholders shall reimburse the Company pro rata based on the relevant number of Securities to be sold for all such amounts so paid or to be paid.

10.                               Indemnification and Contribution.

(a)                                             The Cactus Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433(h) under the Securities Act), or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Cactus Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Information.  This indemnity agreement will be in addition to any liability which the Company or Cactus LLC may otherwise have.

(b)                                             Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company and each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that for purposes of this Agreement, the only such information so furnished by such Selling Stockholder consists of such Selling Stockholders’ Selling Stockholder Information. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)                                              Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Cactus Parties and each of their respective directors, each of the Company’s officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through any Representative specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  Each of the Cactus Parties and the Selling Stockholders acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d)                                             Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Cactus Parties or any Selling Stockholder are the indemnifying parties, shall be limited to one such separate counsel for any Underwriter with similar claims and similar defenses, together with all persons who control such Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                              In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Cactus Parties, jointly and severally, the Selling Stockholders, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Cactus Parties, by the Selling Stockholders and by the Underwriters from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Cactus Parties, jointly and severally, the Selling Stockholders, and the Underwriters, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Cactus Parties, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Cactus Parties and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by the Selling Stockholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, Cactus LLC or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, Cactus LLC, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10.  Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)                                               The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 2 hereof and under the indemnity and contribution agreements contained in this Section 10 shall be limited to an amount equal to the aggregate amount of proceeds received after underwriting commissions and discounts but before expenses by such Selling Stockholder from the sale of its Securities to the Underwriters. The Cactus Parties and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

11.                               Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Company or the Selling Stockholders.  In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

12.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (A) trading in the Company’s Class A Common Stock shall have been suspended by the SEC or NYSE or (B) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

13.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Cactus Parties or their respective officers or directors, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Cactus Parties or any Selling Stockholder or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel, facsimile number: +1 (646) 291-1469 and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; if sent to the Company or Cactus LLC, will be mailed, delivered or telefaxed to 920 Memorial City Way, Suite 300, Houston, TX 77024, facsimile number: 888-397-4540, Attention: Scott Bender; if sent to the Selling Stockholders, other than Cadent, will be mailed, delivered or telefaxed to 920 Memorial City Way, Suite 300, Houston, TX 77024, facsimile number: 888-397-4540, Attention: Scott Bender; or, if sent to Cadent, will be mailed or delivered to 800 Westchester Avenue, Suite S-436, Rye Brook, NY 10573.

15.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

16.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this

Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                             In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.                               No Fiduciary Duty.  Each of the Cactus Parties and the Selling Stockholders hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Cactus Parties and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, Cactus LLC or the Selling Stockholders or any of their respective affiliates (or other equity holders), creditors or employees or any other party, and (c) the engagement of the Underwriters by the Company and the Selling Stockholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Cactus Parties and the Selling Stockholders agrees that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, Cactus LLC or the Selling Stockholders on related or other matters). Each of the Cactus Parties and the Selling Stockholders agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

18.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Cactus Parties, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

20.                               Waiver of Jury Trial. Each of the Cactus Parties and the Selling Stockholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Cactus Parties, the Selling Stockholders and the several Underwriters.

Very truly yours,

Cactus, Inc.

By:	/s/ Scott Bender
	Name:	Scott Bender
	Title:	President and Chief Executive Officer

Cactus Wellhead, LLC

By:	/s/ Scott Bender
	Name:	Scott Bender
	Title:	President and Chief Executive Officer

Cadent Energy Partners II, L.P.

By:	Cadent Energy Partners II GP, L.P., its general partner

By:	CEPII-GP, LLC, its general partner

By:	/s/ Bruce Rothstein
	Name:	Bruce Rothstein
	Title:	Managing Partner

[Signature Page to Underwriting Agreement]

Very truly yours,

*By:	/s/ Scott Bender
Scott Bender
Attorney-in-Fact

*
Bender Investment Company

*
Steven Bender

*
Lee Boquet

*
SJB BIC LP

*
Michael McGovern

*
John (Andy) O’Donnell

*
JAB BIC LP

*
Gary Rosenthal

*
Alan Semple

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

By: Citigroup Global Markets Inc.

By:	/s/ Stephen Trauber
	Name:	Stephen Trauber
	Title:	Vice Chairman & Global Head of Energy Investment Banking

By: Credit Suisse Securities (USA) LLC

By:	/s/ Rob Santangelo
	Name:	Rob Santangelo
	Title:	Managing Director

For themselves and the other several
Underwriters named in Schedule II to
the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

The Selling Stockholder(s):	Total Number of Securities to be Sold
Cadent Energy Partners II, L.P.	5,950,000
Lee Boquet	192,304
Michael McGovern	17,391
John (Andy) O’Donnell	16,087
Bender Investment Company	1,802,027
SJB BIC LP	133,612
JAB BIC LP	133,612
Steven Bender	228,880
Gary Rosenthal	16,957
Alan Semple	9,130
Total	8,500,000

I-1

SCHEDULE II

Underwriters	Number of Securities to be Purchased
Citigroup Global Markets Inc.	4,250,000
Credit Suisse Securities (USA) LLC	4,250,000
Total	8,500,000

II-1

SCHEDULE III

Pricing Information

1.              Public offering price: Variable

2.              Number of Securities: 8,500,000

III-1

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

IV-1

SCHEDULE V

Schedule of Written Testing-the-Waters Communications

None.

V-1

SCHEDULE VI

Parties to Lock-Up

Joel Bender

Scott Bender

Steven Bender

Lee Boquet

David Isaac

Michael McGovern

John (Andy) O’Donnell

Cactus WH Enterprises, LLC

Cadent Energy Partners II, L.P.

Bruce Rothstein

Alan Semple

Ike Smith

Stephen Tadlock

Gary Rosenthal

VI-1

EXHIBIT A

Cactus, Inc.

Public Offering of Class A Common Stock

March 19, 2019

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
           As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

This letter is being delivered to you in connection with the underwriting agreement dated the date hereof (the “Underwriting Agreement”), among Cactus, Inc., a Delaware corporation (the “Company”), Cactus Wellhead, LLC, a Delaware limited liability company, the selling stockholders named in Schedule I thereto and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value (the “Class A Common Stock”), of the Company (the “Offering”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a Registration Statement on Form S-8) with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (such 60 day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the provisions of the immediately preceding paragraph shall not apply to or prohibit any of the following: (i) transfers of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock as a bona fide gift or gifts; (ii) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any trust for the direct dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that any such transfer or disposition pursuant to this clause (ii) shall not involve a disposition for value; (iii) transfers to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement; (iv) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to partners, members or stockholders of the undersigned; or (v) if the undersigned is a Selling Stockholder, any exercise of the undersigned’s Redemption Right (as defined in the Cactus LLC Agreement) under the Cactus LLC Agreement with respect to the undersigned’s units representing membership interests in Cactus LLC and the receipt of an equal number of shares of Class A Common Stock pursuant to the Company’s exercise of its Call Right (as defined in the Cactus LLC Agreement) under the Cactus LLC Agreement, in each case in connection with the Offering; provided, that in the case of any transfer, disposition or distribution pursuant to each of clauses (i), (ii), (iii) or (iv), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter (to the extent such transferee, done or distributee has not already executed and delivered to the Representatives such a lock-up letter); provided further, that in the case of any transfer, disposition or distribution pursuant to clause (iii) or (iv), such transfers, distributions or dispositions (x) are not required to be reported in any public report or filing with the SEC and (y) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, including in each case under Section 16 of the Exchange Act. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this letter, the undersigned may, without the prior written consent of the Representatives, (a) exercise an option to purchase shares of Class A Common Stock, or receive any incentive awards, granted under any stock incentive plan or stock purchase plan of the Company in effect as of the Execution Time or as described in the Disclosure Package or exercise warrants outstanding as of the Execution Time to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof (or received upon vesting of any such incentive award) shall continue to be subject to the restrictions on transfer set forth in this letter, (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (x) such plan does not provide for any transfers of Class A Common Stock during the Lock-Up Period and (y) if the establishment or existence of such 10b5-1 Plan requires a filing with the SEC under Section 16 of Exchange Act, such filings shall indicate that no sales will be made pursuant to such 10b5-1 Plan during the Lock-up Period, (c) transfer shares of Class A Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company; provided that no public announcement or public filing with the SEC (including under Section 16 of the Exchange Act) of such transfer shall be required to be made during the Lock-Up Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer and (d) transfer or dispose of shares of Class A Common Stock purchased in the Offering from the Underwriters or on the open market following the Offering; provided that in the case of this clause (d) no public announcement or public filing with the SEC (including under Section 16 of the Exchange Act) of the transfer or disposition of such shares shall be required to be made during the Lock-Up Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers or disposition.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

By:
Name:
Title:

EXHIBIT B

Form of Legal Opinion of Baker Botts L.L.P.

B-1

EXHIBIT C

Form of Opinion of King & Wood Mallesons, Special Chinese Counsel

C-1

EXHIBIT D-1

Form of Opinion of Selling Stockholders’ Counsel

D-1-1

EXHIBIT D-2

Form of Opinion of Selling Stockholders’ Counsel

D-2-1

EXHIBIT E

Form of CFO Certificate

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

March [ ], 2019

The undersigned, in his capacity as Vice President, Chief Financial Officer and Treasurer of Cactus, Inc. (“Cactus”), a Delaware corporation, does hereby deliver this certificate pursuant to the Underwriting Agreement, dated as of March 19, 2019 (the “Underwriting Agreement”), among Cactus, Cactus Wellhead, LLC, the selling stockholders named in Schedule I thereto and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”). Capitalized terms used but not defined in this certificate shall have the meanings assigned to them in the Underwriting Agreement.

I hereby certify that:

1.              As the Chief Financial Officer of Cactus, I am: (a) responsible for the financial and accounting matters of Cactus and its subsidiaries, including oversight of the financial and accounting functions and staff; and (b) knowledgeable about the internal accounting records and accounting practices, systems, policies and procedures of Cactus and its subsidiaries.

2.              I, or a member of Cactus’ accounting team for whom I am responsible, have reviewed (a) the consolidated financial statements of Cactus and its subsidiaries as of and for the year ended December 31, 2014, which financial statements have been audited by BDO USA LLP (the “Financial Statements”), and (b) the related financial data presented in the Registration Statement and the Disclosure Package, as set forth under the caption “Summary—Summary Historical Financial Data” (the “Financial Data”).

3.              The amounts set forth in the Financial Data are derived from the Financial Statements. Nothing has come to my attention that would lead me to believe that the Financial Data, or the Financial Statements from which the Financial Data was derived, are not correct, complete and accurate in all material respects or are misleading in any material respect and nothing has come to my attention that would cause me to believe that any modifications need to be made to the Financial Data, or the Financial Statements from which the Financial Data was derived, to make such financial information correct, complete and accurate in all material respects.

4.              Nothing has come to my attention that leads me to believe that the Financial Data, or the Financial Statements from which the Financial Data was derived, (a) have not been prepared in conformity with U.S. generally accepted accounting principles; and (b) were not prepared in good faith based upon the assumptions that Cactus’ management believes are reasonable and consistent with Cactus’ internal books and records and information systems.

I acknowledge and agree that: (a) this certificate is being delivered pursuant to Section 8(n) of the Underwriting Agreement; (b) the Underwriters are entitled to rely on this certificate in conducting and documenting their due diligence investigation of Cactus in connection with the offering described in the Registration Statement and the Disclosure Package; and (c) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are entitled to rely on this certificate in connection with the opinion letters such firms will deliver pursuant to the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Stephen Tadlock
Vice President, Chief Financial Officer and Treasurer